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                                                                     Exhibit 5.1

                  [Letterhead of Fulbright & Jaworski, L.L.P.]

October 21, 1998


Re:  Stewart Information Services Corporation
     Registration Statement on Form S-8


Stewart Information Services Corporation
Suite 800
1980 Post Oak Boulevard
Houston, Texas 77056

Dear Ladies and Gentlemen:

             We have acted as counsel for Stewart Information Services Corporation, a Delaware corporation (the "Company') , in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of deferred compensation obligations (the "Obligations") to be incurred by the Company upon the terms and subject to the conditions set forth in the Stewart Information Services Corporation 1999 Salary Deferred Compensation Plan (the "Plan"). The Company is filing a Registration Statement on Form S-8 (the "Registration Statement") relating thereto with the Securities and Exchange Commission.

             In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation of the Company, the Bylaws of the Company, the corporate proceedings with respect to the offering of shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

             We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

             Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you in administering the Plan, the Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,



                                        Fulbright & Jaworski L.L.P.